UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a Party other than the Registrant    ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

CBTX, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 25, 2022
Dear Fellow Shareholder:
On behalf of our Board of Directors, I invite you to attend the 2022 Annual Meeting of Shareholders to be held at the office of CommunityBank of Texas, N.A., located at 5999 Delaware Street, Beaumont, Texas 77706, on Wednesday, June 29, 2022, at 10:00 a.m., Central Time.
The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.
Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.
We appreciate your continued support of our company and look forward to seeing you at the 2022 Annual Meeting.
Sincerely,
Robert R. Franklin, Jr.
Chairman, President and Chief Executive Officer

9 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 210-7600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of CBTX, Inc.:
The 2022 Annual Meeting of Shareholders (the “annual meeting”) of CBTX, Inc. (the “Company”) will be held on Wednesday, June 29, 2022, at 10:00 a.m., Central Time, at the office of CommunityBank of Texas, N.A., located at 5999 Delaware Street, Beaumont, Texas 77706, for the following purposes:
1.
To elect four (4) Class I directors to serve on the board of directors of the Company until the Company’s 2025 annual meeting of shareholders; each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal by operation of law or otherwise;

2.
To approve an amendment to our First Amended and Restated Certificate of Formation to change the name of the Company from CBTX, Inc. to Stellar Bancorp, Inc. (the “Name Change Proposal”);

3.
To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and

4.
To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on May 16, 2022, the record date, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.
By Order of the Board of Directors,
Robert R. Franklin, Jr. Chairman, President and Chief Executive Officer
Houston, Texas
May 25, 2022
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on June 29, 2022: This proxy statement and our Annual Report for the year ended December 31, 2021 are available at www.viewproxy.com/CBTX/2022.
Your Vote is Important
A proxy card is enclosed. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet or telephone pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy in the manner described in the proxy statement at any time before it is exercised. See “About the Annual Meeting” for more information on how to vote your shares or revoke your proxy.

9 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 210-7600

PROXY STATEMENT FOR
2022 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2022

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “our company,” the “Company” or “CBTX” refer to CBTX, Inc., a Texas corporation, and its consolidated subsidiary as a whole; references to the “Bank” refer to CommunityBank of Texas, N.A., a wholly-owned subsidiary of the Company. In addition, unless the context otherwise requires, references to “shareholders” are to the holders of outstanding shares of our common stock, par value $0.01 per share (the “common stock”).
This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company (the “board”) for use at the 2022 Annual Meeting of Shareholders of the Company to be held on Wednesday, June 29, 2022 at 10:00 a.m., Central Time, at the office of CommunityBank of Texas, N.A., located at 5999 Delaware Street, Beaumont, Texas 77706, and any adjournments thereof (the “annual meeting”) for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting, the annual report to shareholders on Form 10-K for the year ended December 31, 2021, and the enclosed proxy card (collectively, the “proxy materials”) are first being sent to shareholders on or about May 31, 2022. You should read the entire proxy statement carefully before voting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on June 29, 2022: This proxy statement and our Annual Report for the year ended December 31, 2021 are available at www.viewproxy.com/CBTX/2022.
Pursuant to the rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.viewproxy.com/CBTX/2022. This website is not a form for voting and presents only an overview of the more complete proxy materials. Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the meeting and vote in person and does not use functions that identify you as a visitor to the website.

ABOUT THE ANNUAL MEETING
When and where will the annual meeting be held?
The annual meeting is scheduled to take place at 10:00 a.m., Central Time, on June 29, 2022, at the office of CommunityBank of Texas, N.A., located at 5999 Delaware Street, Beaumont, Texas 77706.
What is the purpose of the annual meeting?
At the annual meeting, shareholders will act upon the matters outlined in the notice, including the following:
1.
To elect four (4) Class I directors to serve on the board of directors of the Company until the Company’s 2025 annual meeting of shareholders; each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal by operation of law or otherwise;

2.
To approve an amendment to our First Amended and Restated Certificate of Formation to change the name of the Company from CBTX, Inc. to Stellar Bancorp, Inc. (the “Name Change Proposal”);

3.
To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and

4.
To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Who are the nominees for Class I directors?
The following four (4) persons have been nominated for election as Class I directors of the Company:
Robert R. Franklin, Jr.
J. Pat Parsons
Michael A. Havard
Tommy W. Lott
Who is entitled to vote at the annual meeting?
The holders of record of the Company’s outstanding common stock as of the close of business on May 16, 2022 (the “record date”) will be entitled to vote at the annual meeting. Each holder of record of the Company’s outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. On the record date, there were 24,606,286 shares of common stock outstanding and entitled to vote.
How do I vote?
You may vote your shares of common stock either in person at the annual meeting or by proxy. The process for voting your shares depends on how your shares are held as described below. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:
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indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;

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go to the website www.fcrvote.com/CBTX and follow the instructions for Internet voting on that website; or

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vote over the telephone by following the instructions on the proxy card.

The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet voting will close at 11:59 p.m., Eastern Time, on June 28, 2022.
Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as “proxies”) to vote your common stock at the annual meeting in accordance with your instructions. The board has appointed Robert R. Franklin, Jr. and J. Pat Parsons to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy card.
If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your broker’s or intermediary’s voting instruction card.
To vote the shares that you hold in “street name” in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder’s proxy to vote the shares covered by that proxy at the annual meeting. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares in person at the annual meeting.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company’s stock transfer agent, you are considered the “shareholder of record” with respect to those shares. This proxy statement and the proxy card have been sent directly to you by Computershare Trust Company, N.A. at the Company’s request.
If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.
What constitutes a quorum for the annual meeting?
A quorum will be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all of the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at the meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder’s name on the books of the Company on all matters to be acted upon at the annual meeting. The Company’s certificate of formation prohibits cumulative voting.
What is a broker non-vote?
A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (Proposal 3). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of Class I directors to the board (Proposal 1) or the Name Change Proposal (Proposal 2).
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.
What are the board’s recommendations on how I should vote my shares?
The board recommends that you vote your shares as follows:
Proposal 1 — FOR the election of each nominee for Class I director;
Proposal 2 — FOR the Name Change Proposal; and
Proposal 3 — FOR the ratification of the appointment of Grant Thornton LLP.
How will my shares be voted if I return a signed and dated proxy card, but don’t specify how my shares will be voted?
If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:
Proposal 1 — FOR the election of each nominee for Class I director;
Proposal 2 — FOR the Name Change Proposal; and
Proposal 3 — FOR the ratification of the appointment of Grant Thornton LLP.
If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that such nominee will have discretion to vote on the ratification of the appointment of Grant Thornton LLP (Proposal 3).
What are my choices when voting?
In the election of Class I directors, you may vote for all Class I director nominees or you may withhold your vote as to one or more director nominees. With respect to the Name Change Proposal and the proposal to ratify the appointment of Grant Thornton LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal.
May I change my vote after I have submitted my proxy card?
Yes, if you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the annual meeting by:
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delivering to the Company prior to the annual meeting a written notice of revocation addressed to: CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046, Attn: Corporate Secretary;

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completing, signing and returning a new proxy card with a later date than your original proxy card, prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;

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logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card and following the instructions indicated on the proxy card; or

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attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.
What percentage of the vote is required to approve each proposal?
Proposal 1 — Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of the director nominees. The four (4) Class I director nominees who receive the most votes from the holders of the outstanding shares of our common stock for their election will be elected.
Proposal 2 — Approval of the Name Change Proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on such proposal at the annual meeting.
Proposal 3 — The ratification of Grant Thornton LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting regarding that proposal.
How are broker non-votes and abstentions treated?
Quorum — Broker non-votes and abstentions will be counted for purposes of determining the presence or absence of a quorum because the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm is a routine matter to be voted on at the meeting.
Proposal 1 — A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.
Proposal 2 — A broker non-vote or abstention with respect to the Name Change Proposal will have the effect of a vote against the Name Change Proposal.
Proposal 3 — Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered accounting firm. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.
What are the solicitation expenses and who pays the cost of this proxy solicitation?
The board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. To assist in the solicitation of proxies, we have retained Alliance Advisors, as our proxy solicitor, for a base fee of $12,000 plus reimbursement of out-of-pocket expenses for its services. We and our proxy solicitor may also request banks, brokers, trustees and other intermediaries holding shares of our common stock beneficially owned by others to send this proxy statement to, and obtain proxies from, the beneficial owners and may reimburse such record holders for their reasonable out-of-pocket expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone and other electronic means, advertisements and personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for solicitation.
Are there any other matters to be acted upon at the annual meeting?
Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?
The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the annual meeting.
How can I communicate with the board?
To communicate with the board, shareholders should submit their comments by sending written correspondence via mail or courier to CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046, Attn: Corporate Secretary; or via email at CorpSecretary@cbotx.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS
Number of Directors; Term of Office
Our board of directors consists of eleven (11) members. In accordance with the Company’s bylaws, the Company’s board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms as follows:
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The Class I directors are Mr. Robert R. Franklin, Jr., Mr. J. Pat Parsons, Mr. Michael A. Havard, and Mr. Tommy W. Lott, and their term will expire at the annual meeting;

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The Class II directors are Mr. Glen W. Morgan, Mr. Joe E. Penland, Sr., Mr. Reagan A. Reaud, and Mr. Joseph B. Swinbank, and their term will expire at the annual meeting of shareholders to be held in 2023; and

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The Class III directors are Ms. Sheila G. Umphrey, Mr. John E. Williams, Jr., and Mr. William E. Wilson, Jr., and their term will expire at the annual meeting of shareholders to be held in 2024.

Our board has nominated Mr. Robert R. Franklin, Jr., Mr. J. Pat Parsons, Mr. Michael A. Havard, and Mr. Tommy W. Lott, as the nominees for election as Class I directors at the annual meeting. Each nominee currently serves as a Class I director. If elected, all nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2025 annual meeting or until each person’s successor is duly elected, or until such director’s earlier death, resignation or removal by operation of law or otherwise.
The Company is party to an Agreement and Plan of Merger, dated as of November 5, 2021, by and between the Company and Allegiance Bancshares, Inc. (“Allegiance”) (as amended from time to time, the “merger agreement”). Subject to the satisfaction or waiver of the conditions to closing, including regulatory approvals, Allegiance will merge with and into CBTX (the “merger”), with CBTX as the surviving entity (the “combined company”) in a merger of equals. Upon the closing of the merger, the board will be reconstituted as described in that certain joint proxy statement/prospectus, dated April 7, 2022, with Mr. Franklin, Mr. Havard, Mr. Reaud, Mr. Penland, Mr. Swinbank, Mr. Williams and Mr. Wilson continuing as directors of the combined company and Mr. Lott, Mr. Morgan, Mr. Parsons and Ms. Umphrey, ceasing to serve as directors.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Nominees for Election
The following table sets forth the name, age, and positions with the Company for each nominee for election as a Class I director of the Company:
Name of Nominee	Age	Position	Director Since
Robert R. Franklin	67	Director, Chairman, President and CEO	2013
J. Pat Parsons	73	Director	2007
Michael A. Havard	65	Director	2017
Tommy W. Lott	85	Director	2013
The following is a brief discussion of the business and banking background and experience of our Class I director nominees.
Robert R. Franklin, Jr.   Mr. Franklin, 67, serves as Chairman, President and Chief Executive Officer and has served as a director of the Company and the Bank since 2013. Mr. Franklin joined the Company in 2013 in connection with the merger of equals with VB Texas, Inc. From June 2013 until January 2014, Mr. Franklin served as the Co-Chief Executive Officer of the Company and the Bank. In January 2014, he became Chief Executive Officer of the Bank and the Company. He became Chairman of the Bank in January 2015 and Chairman and President of the Company in December 2015. Mr. Franklin began his more than 40-year Houston banking career working for a small community bank in Houston upon graduation from the University of Texas. He then moved to a large, regional bank before gravitating back to his primary interest of community banking. He became President of American Bank in 1988, where he served until the bank was sold to Whitney Holding Corp. in early 2001. Mr. Franklin and his team then joined Horizon Capital Bank, where Mr. Franklin raised sufficient capital to match the bank’s existing capital and took the position of President of Horizon Capital Bank. He served as President until the bank was sold to Cullen/Frost Bankers, Inc. in 2005. Mr. Franklin then started VB Texas, Inc. in November of 2006 as Chairman, President and Chief Executive Officer, serving until a merger of equals between VB Texas, Inc. and the Company in 2013. Mr. Franklin graduated from the University of Texas in 1977 with a B.B.A. in Finance. He is currently serving on the Board of Junior Achievement of Southeast Texas and previously served on the Board of the Texas Bankers Association. Mr. Franklin has actively served various charitable organizations over the years, along with serving on the board of a local private school. Mr. Franklin adds financial services experience, especially lending, oil and gas expertise and asset liability management to the Company’s board of directors, as well as a deep understanding of the Company’s business and operations. Mr. Franklin also brings risk and operations management and strategic planning expertise to the board of directors, skills that are important as the Company continues to implement its business strategy and acquire and integrate growth opportunities.
J. Pat Parsons.   Mr. Parsons, 73, serves as Vice Chairman of the Company and the Bank. Mr. Parsons was one of the original founders of the Company and has served as a director of the Company and the Bank since 2007. He served as President and Chief Executive Officer of the Company from 2007 until 2013. Mr. Parsons also served as the Bank’s Chairman and Chief Executive Officer from 2007 until 2013. From June 2013 until January 2014, Mr. Parsons served as the Co-Chief Executive Officer of the Company and Chairman and Co-Chief Executive Officer of the Bank. In January 2014, he became Chairman of the Bank and President of the Company. In January 2015, Mr. Parsons was named Vice Chairman of the Company and the Bank. He began his banking career in 1973 with First City National Bank of Houston as a Management Trainee and has served in various capacities at numerous commercial banks within the Company’s market areas, including Community Bank & Trust, SSB, as President and Chief Operating Officer. From 1992 until its sale to Texas Regional Bancshares, Inc. in 2004, Mr. Parsons oversaw Community Bank & Trust’s expansion, through organic growth and five acquisitions, to over $1.1 billion in assets and a network spanning 15 Southeast Texas communities. He currently serves on the board of directors of the Lamar University Foundation. Mr. Parsons earned a B.B.A. in Accounting from Lamar University in 1971 and an M.B.A. in Finance from the University of Houston in 1973. With more than 46 years of experience working in the banking industry in Texas and serving as chief executive officer of several institutions, Mr. Parsons brings significant leadership skills and a deep understanding of the local banking market and issues facing the banking industry to the Company’s board of directors.
Michael A. Havard.   Mr. Havard, 65, has served as a director of the Company since 2017 and is Chairman of the Company’s Compensation Committee and a member of the Company’s Audit Committee and Corporate Governance and Nominating Committees. In addition, Mr. Havard has served as a director of the Bank since 2007, and is a member of its Audit, Budget and Compensation and Funds Management Committees. Mr. Havard has been a practicing attorney since 1988 and he handles commercial litigation and complex business transactions and is a member of numerous professional organizations and societies, including the State Bar of Texas, American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants and the Association of Trial Lawyers of America. Prior to his legal career, Mr. Havard was an auditor with a prominent national accounting firm and has been a licensed Certified Public Accountant since 1982. He also serves as a director of several private companies. Mr. Havard graduated from Lamar University in 1979 with a B.B.A. in Accounting and received his J.D. from the University of Houston Law Center in 1987. Mr. Havard’s prior experience as a Certified Public Accountant and auditor, which included performing audits for various banks in the Houston marketplace, as well as his experience as an attorney, qualify him to serve on the Company’s board. His knowledge accumulated from serving on the Company’s Audit, Compensation, Corporate Governance and Nominating Committees as well as various Bank committees provide him with a unique perspective of the inner workings of the Company’s organization.
Tommy W. Lott.   Mr. Lott, 85, has served as a director of the Company and the Bank since 2013, and since 2017, he has served on the Company’s Corporate Governance and Nominating Committee, and the Company’s Compensation Committee. Mr. Lott served on the Company’s Audit Committee from 2017 until March 2021. Mr. Lott served as a director of VB Texas, Inc. and Vista Bank Texas from 2006 until the merger of equals with the Company and the Bank in 2013. From 2014 to 2019, he was a consultant for Acosta, Inc., a company that provides sales, marketing and retail merchandising solutions to consumer-packaged goods companies and retailers in the U.S. and Canada. Mr. Lott founded Lott Marketing, Inc. in 1970 and served as its Chairman and Chief Executive Officer until its sale to Acosta Inc. in 2012. Lott Marketing, Inc. was a sales and marketing agency representing a wide array of food and nonfood products to the food service industry. Mr. Lott has served as a director of Horizon Bank and currently serves as a director of Enviro Water Minerals Company, Inc. Mr. Lott also has been a partner and developer of apartment and independent living complexes in the Houston area during the last 21 years. Mr. Lott received his B.B.A. in Marketing from the University of Houston in 1959. Mr. Lott’s broad experience serving on boards of banks and other companies provide the Company with important skills regarding the oversight of its business.
Election Procedures
The affirmative vote of a plurality of the votes cast at the annual meeting at which a quorum is present is required for the election of each of the nominees for Class I director. This means that the four (4) Class I director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at this year’s annual meeting will be elected.
Unless the authority to vote for the election of Class I directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of Class I directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.
If a nominee becomes unavailable to serve as a Class I director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board. The board has no reason to believe that any nominee will be unavailable to serve as a Class I director. All of the nominees have consented to being named herein and to serve if elected.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.
The following is a brief discussion of the business and banking background and experience of our continuing directors that will stand for re-election at the annual meeting of shareholders to be held in 2023 or 2024, as applicable.
Class II Directors with a Term Expiring in 2023
Glen W. Morgan.   Mr. Morgan, 69, has served as a director of the Company and the Bank since 2007, and since 2017, he has served on the Company’s Corporate Governance and Nominating Committee. Mr. Morgan has been the managing partner of Reaud, Morgan & Quinn, L.L.P. since 1996, where he has practiced since 1978. Mr. Morgan is a trial lawyer who specializes in personal injury and business litigation. Mr. Morgan has been named a Super Lawyer by the Texas Monthly’s Super Lawyer Section Top Texas Lawyers from 2004 to 2017. He has been listed in Best Lawyers in America since 2006 and National Law Journal Top 50 Verdicts. He is a member of the Texas Bar Association, Jefferson County Bar Association, State Bar of Texas, Association of Trial Lawyers of America, and a Life Fellow of the Texas Bar Foundation. In addition to his leadership of many organizations in his profession, Mr. Morgan has served as a board member of the Lamar University Foundation and the Lamar University College of Education and Human Development Advisory Board, and is an honorary member of the International Brotherhood of Electrical Workers’ Local 479, Beaumont Professional Firefighters Local 399, Beaumont Police Officers Association and Texas State Building and Construction Trades Association. A strong supporter of Lamar University, he contributes to Cardinal Athletics, the Cardinal Club, and Friends of the Arts. He also established the Donald E. Morgan Scholarship at Lamar University in honor of his father, created the Morgan Charitable Fund, and established and is a permanent board member of the Cris E. Quinn Charitable Foundation. Mr. Morgan earned a B.B.A. from Lamar University and a J.D. from South Texas College of Law. Mr. Morgan has significant management, risk management and strategic planning skills important to the oversight of the Company’s enterprise and operational risk management.

Joe E. Penland, Sr.   Mr. Penland, 72, has served as a director of the Company and the Bank since 2007, and since 2017, he has served on the Company’s Corporate Governance and Nominating Committee and the Company’s Compensation Committee. Mr. Penland founded Quality Mat Company, based in Beaumont, Texas, and served as its President from 1974 until August of 2019, when he assumed the title of Chief Executive Officer. Quality Mat Company is one of the largest mat producers in the world and is one of the oldest companies in the business, with the capabilities of producing everything from logging mats to temporary road matting. Quality Mat Company’s products carry exclusive patents that serve a variety of major industries. Mr. Penland started the Penland Foundation in 2006, a foundation that helps local organizations in his community. Mr. Penland has significant experience serving on both public and private boards of directors for community banks. Prior to joining the Company’s board of directors, Mr. Penland served as a director of Texas Regional Bancshares, Inc., a Nasdaq listed bank holding company, from 2004 until its merger with BBVA in 2006, and as a director of Southeast Texas Bancshares, Inc. prior to its acquisition by Texas Regional Bancshares, Inc. Mr. Penland brings key leadership, risk management, operations, strategic planning and oil and gas industry expertise that assists the board of directors in overseeing the Company’s operations in addition to his knowledge of the communities the Company serves.
Reagan A. Reaud.   Mr. Reaud, 43, has served as a director of the Company since 2020, and since 2021, he has served on the Company’s Audit Committee and the Company’s Compensation Committee. Mr. Reaud is the founder and CEO of Privateer Capital Management, LP which was formed in 2013. Privateer is a family-owned, multi-strategy investment company headquartered in Austin, Texas. He is also the founder and Chairman of the Lucena Group, which provides security and intelligence solutions to individuals and large corporations around the world. Mr. Reaud attended college at Washington and Lee University, where he studied European History, graduating Magna Cum Laude. After college, Mr. Reaud enrolled in the University of Texas School of Law, from which he received a J.D. with honors. He served as a law clerk to Justice Harriet O’Neill of the Texas Supreme Court. He then worked as a prosecutor for the Travis County Attorney’s Office. Mr. Reaud left his position as a prosecutor to attend the Wharton School of the University of Pennsylvania, where he earned an MBA with a double major in Finance and Strategic Management. Mr. Reaud sits on the boards of three charitable foundations, The Reaud Foundation, the Beaumont Foundation of America, and the University of Texas Law School Foundation. He is also a trustee of the Austin Symphony, a member of Business Executives for National Security, and a Life Fellow of the American Bar Foundation. Mr. Reaud’s excellent credentials, board-level experience, and knowledge of the Texas market enhances the Company’s risk management and assists in identifying and executing strategic business goals.
Joseph B. Swinbank.   Mr. Swinbank, 70, has served as a director of the Company and the Bank since 2013, and since 2017, he has served on the Company’s Audit Committee, the Company’s Corporate Governance and Nominating Committee, and the Company’s Compensation Committee. Mr. Swinbank served as a director of VB Texas, Inc. and Vista Bank Texas from 2006 until the merger of equals with the Company and the Bank in 2013. Mr. Swinbank is the co-founder of The Sprint Companies, Inc., a Houston based sand and gravel company, and is Partner of Sprint Ft. Bend County Landfill, Sprint Sand & Clay, Sprint Waste Services, and Sprint Transports. In 2014, he became a Partner of River Aggregates and A & B Valves. Mr. Swinbank received his B.S. in Agricultural Economics from Texas A&M University in 1974. Mr. Swinbank brings a wealth of business experience, as well as a sharp focus on the financial efficiency and profitability of the Company’s customers, to the board of directors.
Class III Directors with a Term Expiring in 2024
Sheila G. Umphrey.   Ms. Umphrey, 82, has served as a director of the Company since 2017. Ms. Umphrey is the owner of The Decorating Depot Inc., an interior and exterior design firm, where she has served as President since 1990. Ms. Umphrey has served on the board of Christus St. Elizabeth Hospital, as well as the Foundations Board of Christus St. Elizabeth, the Education Board at Lamar University Port Arthur, and the Board of Gift of Life Beaumont, which is a charitable organization. She is also active with the Humane Society of Beaumont. Ms. Umphrey studied Fine Arts at the University of Colorado and Commercial Art at Lamar University. Ms. Umphrey brings vast business and management experience as a business owner for over 31 years, as well as deep knowledge of the communities that the Company serves through her active involvement with local charities and on numerous boards and foundations.

John E. Williams, Jr.   Mr. Williams, 68, has served as a director of the Company and the Bank since 2007. He has served as Chairman of the Company’s Corporate Governance and Nominating Committee since 2017. Mr. Williams is the managing partner of Williams Hart Law Firm, L.L.P. in Houston, Texas, where he practices in the area of mass tort cases. Mr. Williams currently serves on the Board of Directors for the Houston Astros, and the Houston Police Foundation, and serves on the Board of Advisors for the James A. Baker III Institute for Public Policy at Rice University. Mr. Williams is listed in Top Attorneys in Texas, Best Attorneys in Texas, The Best Lawyers in America, and Texas’ Best Lawyers, and he has been selected as a Super Lawyer every year since 2003. Mr. Williams received a B.B.A. from Baylor University and a J.D. from Baylor School of Law, where he graduated first in his class. Mr. Williams has significant risk management and strategic planning skills. In addition, he brings strong legal, lending and financial skills important to the oversight of the Company’s enterprise and operational risk management.
William E. Wilson, Jr.   Mr. Wilson, 67, has served as a director of the Company since 2017. Mr. Wilson has served as a director of the Bank since 2007. He became Chairman of the Bank’s Audit Committee in 2008, and Chairman of the Company’s Audit Committee in 2017. Since 1979, Mr. Wilson has served as President and Chief Executive Officer of Bar C Ranch Company, retiring in 2019 as President and assuming the role of Chairman of the Board. The Bar C. Ranch Company is a real estate development company developing and investing in industrial, commercial and office properties in Texas. He has served as Manager and General Partner of Wilson Realty, Ltd., an owner of industrial buildings in Beaumont, Texas, since 1977. As Trustee of the Caldwell McFaddin Mineral Trust and the Rosine Blount McFaddin Mineral Trust, Mr. Wilson has managed large oil and gas mineral holdings across the State of Texas, creating operating leases and purchasing minerals on behalf of the trusts. Mr. Wilson founded Wilson Realty, Ltd. and Wilson & Company, a brokerage and management company. He is a retired Real Estate Broker in the State of Texas and has served as a director and President of the Beaumont Board of Realtors and a director of Texas Association of Realtors. Mr. Wilson has also served on numerous civic and charitable boards in the southeast Texas region. He joined the board of directors of First Security National Bank of Beaumont in 1979 and joined its audit committee in 1981, serving First Security National Bank of Beaumont and its holding company until the bank was acquired by First City Bancorporation of Texas. From 1994 until 2004, he was a director of CommunityBank of Texas, serving on the loan committee and investment committee and as Chairman of the audit committee. Mr. Wilson received his B.B.A. in Accounting from The University of Texas at Austin in 1976 and is a licensed Certified Public Accountant. Mr. Wilson’s service as a bank director at other institutions, coupled with his investment, accounting and financial skills adds administration and operational management experiences, as well as corporate governance expertise to the board of directors. In addition, as a Certified Public Accountant, Mr. Wilson brings extensive accounting, management, strategic planning and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management.

PROPOSAL 2. NAME CHANGE PROPOSAL
In connection with our proposed merger of equals with Allegiance, we worked with Allegiance to develop a new name for the combined company following the closing of the merger. We believe that Stellar Bancorp, Inc. and Stellar Bank, which will be the name of the combined bank upon the closing of the merger, reflects our commitment to provide exceptional service for our customers, employees and communities that we serve.
Accordingly, the board has approved, and recommends that our shareholders approve, a proposal to amend our First Amended and Restated Certificate of Formation to change the name of the Company from CBTX, Inc. to Stellar Bancorp, Inc. subject to and upon the closing of the merger. The form of the proposed amendment to our First Amended and Restated Certificate of Formation is attached to this proxy statement as Annex A.
If the Name Change Proposal is approved by the shareholders, the name change will become effective, if at all, subject to and upon the closing of the merger. In addition, upon the closing of the merger, certain other amendments to the Company’s certificate of formation previously approved by the Company’s shareholders at its special meeting on May 24, 2022 will be effected. The closing of the merger is subject to the satisfaction or waiver of customary conditions to closing, including regulatory approval, and the merger is currently expected to close in the summer of 2022. If the Name Change Proposal is not approved by our shareholders, or if the merger agreement is terminated prior to the consummation of the merger, the Company will not change its name.
The change in the Company’s name will not affect the status of the Company or the rights of any shareholder in any respect, or the transferability of stock certificates presently outstanding. The currently outstanding stock certificates evidencing shares of the Company’s securities bearing the name CBTX, Inc. will continue to be valid following the name change. In the future, new stock certificates will be issued bearing the new name, but the name change will in no way affect the validity of your current stock certificates.
Vote Required for Approval
The affirmative vote of holders of at least two-thirds of the outstanding shares of our common stock entitled to vote on such proposal at the annual meeting is required to adopt the Name Change Proposal. Abstentions, broker non-votes and failures to vote will have the same effect as votes against the Name Change Proposal.
The Name Change Proposal, if approved by our shareholders, would have the effect of changing the legal name of the Company following consummation of the merger with Allegiance. If the Name Change Proposal is not approved, the Company’s legal name will continue to be CBTX, Inc.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NAME CHANGE PROPOSAL.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Pursuant to the recommendation of the Audit Committee, the board has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022. The board is seeking ratification of the appointment of Grant Thornton LLP for the 2022 fiscal year. Shareholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2022 fiscal year is not required by our bylaws, state law or otherwise. However, the board is submitting the selection of Grant Thornton LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Grant Thornton LLP for future services.
At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Grant Thornton LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting. Representatives of Grant Thornton LLP are expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022.

BOARD AND COMMITTEE MATTERS
Board Meetings
The Company’s board met fourteen times during 2021 (including regularly scheduled and special meetings). During 2021, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board on which he or she served (during the period that he or she served).
Director Attendance at Annual Meeting
The board encourages all directors to attend the annual meeting of shareholders. In 2021, Mr. Franklin, Mr. Parsons and Mr. Wilson attended our annual meeting of shareholders. We anticipate all of our nominees for election will attend the upcoming annual meeting.
Board Composition
The size of our board is currently set at eleven members. In accordance with the Company’s bylaws, members of the board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of Class I, Class II and Class III directors will expire at the annual shareholders’ meeting to be held in 2022, 2023 and 2024, respectively. There are no family relationships of first cousin or closer among our directors or officers by blood, marriage or adoption.
Any director vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors constitute less than a quorum of the full board, and in the event that there is only one director remaining in office, by such sole remaining director. In accordance with the Company’s bylaws, a director appointed to fill a vacancy will be appointed to serve until such director’s successor shall have been duly elected and qualified. During a period between two successive annual meetings of shareholders, the board cannot fill more than two vacancies created by an increase in the number of directors. Notwithstanding the foregoing, a vacancy to be filled because of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.
As discussed in greater detail below, the board has affirmatively determined that nine of our eleven current directors qualify as independent directors under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”) and the SEC.
Director Independence
Under the rules of Nasdaq, a majority of the members of our board are required to be independent. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our board has evaluated the independence of each director based upon these rules. Applying these rules, our board has affirmatively determined that, with the exception of Messrs. Franklin and Parsons, each of our current directors qualifies as an independent director under applicable rules. In making these determinations, our board considered the current and prior relationships that each director has and has had with the Company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of common stock by each director, and the transactions described under the section titled “Certain Relationships and Related Person Transactions” in this proxy statement.
Board Leadership Structure
Robert R. Franklin Jr. currently serves as our Chairman, President and Chief Executive Officer. Mr. Franklin joined the Company in 2013 in connection with our merger of equals with VB Texas, Inc. He became Chairman and President of the Company in December 2015. Mr. Franklin’s primary duties are to lead our board in establishing the Company’s overall vision and strategic plan and to lead the Company’s management in carrying out that plan.
Our board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board believes that it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of the Company and the banking industry. The board views this arrangement as also providing an efficient nexus between the Company and the board, enabling the board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board in a timely manner. The board does not have a lead or presiding independent director.
Risk Management and Oversight
Our board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled “— Committees of the Board.”
Director Nominations
The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the board. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the board and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, it will consider only those director candidates proposed by shareholders that are recommended in accordance with the procedures set forth in our bylaws, which are summarized generally in the section titled “— Procedures to be Followed by Shareholders for Director Nominations.”
Criteria for Director Nominees
The Corporate Governance and Nominating Committee has adopted a set of criteria that it considers when it identifies and recommends individuals to be selected by our board as nominees for election to the board. In addition to reviewing the background and qualifications of the individuals considered in the selection of candidates, the Corporate Governance and Nominating Committee looks at a number of attributes and criteria, including: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Corporate Governance and Nominating Committee considers appropriate in the context of the needs of the board. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the board and Corporate Governance and Nominating Committee believe that it is essential that the board members represent diverse viewpoints.
In addition, prior to nominating an existing director for re-election to the board, the Corporate Governance and Nominating Committee considers and reviews such director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; independence; and any significant change in the director’s status, including the attributes considered for initial membership on our board of directors.

Process for Identifying and Evaluating Director Nominees
Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the board, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recommending, interviewing and selecting individuals who may be nominated for election to the board.
The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the board is set forth below.
Identification.   For purposes of identifying nominees for the board, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the board as well as their knowledge of members of the communities served by the Company. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth in our bylaws and which are summarized generally below in the section titled “— Procedures to be Followed by Shareholders for Director Nominations.” The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.
Evaluation.   In evaluating potential nominees, the Corporate Governance and Nominating Committee will review the qualifications and independence of individuals being considered as director candidates, including persons proposed by shareholders or others. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.
Procedures to be Followed by Shareholders for Director Nominations
Any shareholder of the Company entitled to vote in the election of directors may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as director at a meeting only if such shareholder has given timely notice in proper written form of such shareholder’s intent to make such nomination or nominations. To be timely, a shareholder’s notice given in the context of an annual meeting of shareholders must be delivered to or mailed and received at the principal executive office of the Company not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date, then to be timely the notice must be received by the Company no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the seventh calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. Any adjournment or postponement of an annual meeting will not commence a new time period for the purposes of giving notice.
To be in proper written form, a shareholder’s notice to the Secretary of the Company must set forth:
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as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

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as to the shareholder giving the notice, the name and address of such shareholder and any shareholder associated person; the class and number of shares of the Company and other economic and voting interests or similar positions, securities or interests held by such shareholder or shareholder associated person;

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a description of any material relationships, including financial transactions and compensation, between the shareholder giving the notice and any shareholder associated person, on the one hand, and the proposed nominee or nominees, and such nominee’s affiliates and associates, or others acting in concert with the nominee, on the other hand;

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a completed independence questionnaire regarding the proposed nominee or nominees;

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a written representation from such proposed nominee or nominees that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director;

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a written representation from such proposed nominee or nominees that they comply with all applicable corporate governance policies and eligibility requirements; and

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any other information reasonably requested by the Company.

Shareholder nominations should be submitted to the Corporate Secretary and the Chairman of the Corporate Governance and Nominating Committee of CBTX, Inc., Attn: Corporate Secretary, 9 Greenway Plaza, Suite 110, Houston, Texas 77046.
A nomination not made in compliance with the foregoing procedures will not be eligible to be voted upon by the shareholders at the meeting. The Corporate Governance and Nominating Committee has the power and duty to determine whether a nomination was made in accordance with procedures set forth above and, if any nomination is not in compliance with the procedures set forth above, to declare that such defective nomination will be disregarded.
Committees of the Board
Our board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.
Our board may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of formation and bylaws.
Audit Committee
The members of our Audit Committee are Messrs. William E. Wilson, Jr. (Chairman), Michael A. Havard, Reagan A. Reaud and Joseph B. Swinbank. Mr. Reagan A. Reaud joined the Audit Committee in March 2021. Our board has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that each (i) is an “independent director” under Nasdaq rules, (ii) satisfies the additional independence standards under applicable SEC rules for audit committee service, and (iii) has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that Mr. Wilson is a financial expert and has the financial sophistication required of at least one member of the Audit Committee by the rules of Nasdaq due to his experience and background. Our board of directors has also determined that Mr. Wilson qualifies as an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee met four times in 2021.
The purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities with respect to the following, among other things:
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selecting and reviewing the performance of our independent auditor and approving, in advance, all engagements and fee arrangements;

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reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to deal with such issues;

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reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for independent auditor rotation in accordance with applicable laws, rules and regulations;

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resolving any disagreements regarding financial reporting between management and the independent auditor, and reviewing with our independent auditor any audit problems, disagreements or difficulties and management’s response thereto;

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overseeing our internal audit function;

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reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management’s compliance with recommendations contained in those reports; and

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meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures, and to address any deficiencies in such procedures.

The Audit Committee has adopted a written charter, which sets forth the Audit Committee’s duties and responsibilities. The Audit Committee charter is available on our website at www.communitybankoftx.com under “Investor Relations — Corporate Governance — Documents and Charters.”
Compensation Committee
The members of our Compensation Committee are Messrs. Michael A. Havard (Chairman), Tommy W. Lott, Joe E. Penland, Sr., Reagan A. Reaud and Joseph B. Swinbank. Mr. Reagan A. Reaud joined the Compensation Committee in March 2021. Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an “independent director” under Nasdaq rules. Our board of directors has also determined that each of the members of the Compensation Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee met four times in 2021. The Compensation Committee charter requires the Compensation Committee to meet at least once annually.
The purpose of the Compensation Committee is to assist the board in its oversight of our overall compensation structure, policies and programs and assessing whether such structure establishes appropriate incentives and meets our corporate objectives, the compensation of our executive officers and the administration of our compensation and benefit plans.
The Compensation Committee has responsibility for, among other things:
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reviewing and recommending the annual compensation, annual incentive opportunities and any other matter relating to the compensation of our executive officers;

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reviewing and making recommendations to the board with respect to all employment agreements, severance or termination agreements, change in control agreements or similar agreements between an executive officer and the Company;

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reviewing and recommending the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;

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taking all actions required or permitted under the terms of our compensation and benefit plans, with separate but concurrent authority, and reviewing at least annually the overall performance, operation and administration of our compensation and benefit plans;

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reviewing and recommending action by the board with respect to various other matters in connection with each of our compensation and benefit plans;

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consulting with the Chief Executive Officer and/or other members of the management team regarding equity-based incentive compensation and incentive-based compensation payable to employees other than our executive officers;

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consulting with the Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;

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reviewing the performance of our executive officers for each fiscal year; and

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reviewing and making recommendations to the board with respect to non-management directors for their service on the board and board committees.

The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee charter is available on our website at www.communitybankoftx.com under “Investor Relations — Corporate Governance — Documents and Charters.”

During 2021, the Compensation Committee engaged Longnecker & Associates, now known as NFP, as an independent compensation consultant to obtain objective, expert advice on the Company’s executive compensation program and practices. Pursuant to the engagement, NFP provided the Compensation Committee with information regarding the competitive market for executive talent and marketplace compensation trends, assisted the Compensation Committee with the identification and approval of an appropriate peer group against which to benchmark the Company’s executive compensation program practices, and provided recommendations for revisions to the Company’s existing compensation for its officers. Additionally, during 2021 the Compensation Committee worked with Pearl Meyer & Associates under a joint engagement with Allegiance in conjunction with the pending merger. The Compensation Committee assessed the independence of NFP and Pearl Meyer & Associates pursuant to the rules of the SEC and concluded that their work for the Compensation Committee did not raise any conflicts of interest during 2021.
Corporate Governance and Nominating Committee
The members of our Corporate Governance and Nominating Committee are Messrs. John E. Williams, Jr. (Chairman), Michael A. Havard, Tommy W. Lott, Glen W. Morgan, Joe E. Penland, Sr., and Joseph B. Swinbank. Our board of directors has evaluated the independence of each of the members of our Corporate Governance and Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance and Nominating Committee meets the definition of an “independent director” under Nasdaq rules. The Corporate Governance and Nominating Committee met two times in 2021. The Corporate Governance and Nominating Committee did not retain the services of any independent search firm during 2021.
The Corporate Governance and Nominating Committee has responsibility for, among other things:
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reviewing the performance of our board and each of its committees;

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identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our board for election as directors and to fill any vacancies on our board of directors;

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reviewing and recommending to our board each director’s suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status; and

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reviewing the size and composition of our board as a whole and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity.

Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee’s duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.communitybankoftx.com under “Investor Relations — Corporate Governance — Documents and Charters.”
Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled “— Procedures to be Followed by Shareholders for Director Nominations.”
Certain Corporate Governance Matters
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including the Company’s President, Chairman and Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics is available on our website at www.communitybankoftx.com under “Investor Relations — Corporate

Governance — Documents and Charters.” Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four business days of such amendment or waiver.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines to assist the board in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.communitybankoftx.com under “Investor Relations — Corporate Governance — Documents and Charters.”
Independent Auditors
The Audit Committee has recommended, and the board appointed, Grant Thornton LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2022 fiscal year. Grant Thornton LLP served as our independent auditors for the 2021 fiscal year and reported on the Company’s consolidated financial statements for that year.
Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Grant Thornton LLP for 2021 and 2020 for purposes of considering whether such fees are compatible with maintaining the auditor’s independence and concluded that such fees did not impair Grant Thornton LLP’s independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Grant Thornton LLP before the services are performed, including all of the services described under “Audit Fees” and “Audit-Related Fees”, “Tax Fees” and “All Other Fees” below. The Audit Committee has pre-approved all of the services provided by Grant Thornton LLP in accordance with the policies and procedures described in the section titled “— Audit Committee Pre-Approval.”
Fees paid to our independent auditors for the periods shown below were as follows:
	2021	2020
Audit fees(1)	$611,583	$589,677
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$611,583	$589,677

(1)
Audit fees consist of fees for professional services for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for the years listed and a review of financial statements included in the Quarterly Reports on Form 10-Q, and (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years.

Audit Committee Pre-Approval
The Audit Committee’s charter establishes a policy and related procedures regarding the Audit Committee’s authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors. The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such pre-approval decision is presented to the Audit Committee at or before its next scheduled meeting. In addition, the Audit Committee has the authority to review and approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein.

CURRENT EXECUTIVE OFFICERS
The following table sets forth the name, age and position with the Company of each of our named executive officers. The business address for all of these individuals is 9 Greenway Plaza, Suite 110, Houston, Texas 77046.
Name of Named Executive Officer	Position	Age
Robert R. Franklin, Jr.	Director, Chairman, President and Chief Executive Officer	67
J. Pat Parsons	Director, Vice Chairman	73
Robert T. Pigott, Jr.	Chief Financial Officer and Senior Executive Vice President	67
Background of our Named Executive Officer who is not also a Director
Robert T. Pigott, Jr.   Mr. Pigott serves as Senior Executive Vice President and Chief Financial Officer of the Company and the Bank. He also serves as an advisory director on the boards of directors for the Company and the Bank. He served as Chief Financial Officer and a director of VB Texas, Inc. and Vista Bank Texas from 2010 to 2013 and was appointed to his current positions with the Company and the Bank in 2013 following the Company’s merger of equals with VB Texas, Inc. and Vista Bank Texas. In his capacity, he oversees all finance activities, including accounting, financial reporting, investments, and interest rate risk management. Mr. Pigott has over 35 years of financial services experience, having served as Chief Financial Officer for both privately held and publicly-traded institutions in the Houston, Dallas/Fort Worth, Austin and McAllen, Texas markets, including Texas Regional Bancshares, Inc. He also spent six years in public accounting with Arthur Andersen & Co., a national accounting firm. Mr. Pigott graduated from the University of Mississippi with a B.B.A. in Accounting in 1976 and is a licensed Certified Public Accountant.
Other Executive Officers
The following table sets forth information regarding our executive officers who, in addition to Messrs. Franklin, Parsons and Pigott, are members of the executive committee of the Bank.
Name of Executive Officer	Position	Age
Travis Jaggers	President	73
Deborah Dinsmore	Senior Executive Vice President and Chief Information Officer	62
Justin M. Long	Senior Executive Vice President, General Counsel and Corporate Secretary	47
Cambrea R. Merriwether	Senior Executive Vice President and Chief Human Resources Officer	47
James L. Sturgeon	Senior Executive Vice President and Chief Risk Officer	71
Joe F. West	Senior Executive Vice President and Chief Credit Officer	67
Travis L. Jaggers.   Mr. Jaggers has served as President of the Bank since December 2011 and oversees the Company’s loan and treasury activities. He provides strategic vision and direction to the commercial lending group and designs and implements strategies to ensure asset quality, growth and profitability. Mr. Jaggers reviews, recommends and approves all lending and treasury activities and serves on all key operational and management committees of the Bank. Mr. Jaggers graduated from the University of Houston with a B.B.A. in Accounting and received a Master of Science degree in Finance from the University of Houston.
Deborah Dinsmore.   Ms. Dinsmore has served as Senior Executive Vice President and Chief Information Officer of the Bank since 2015. Prior to that, she served as the Chief Operations Officer and Chief Information Officer at Integrity Bank from 2012 through 2015. Ms. Dinsmore is responsible for oversight of aligning technology and operational strategies with corporate strategies, leveraging system capabilities to optimize performance, and managing risks associated with technology and operations. She graduated from Alvin Community College with an A.A.S. degree in Business.

Justin M. Long.   Mr. Long has served as Senior Executive Vice President, General Counsel and Corporate Secretary of the Bank and the Company since April 2019. Prior to joining the Bank, Mr. Long served as a partner at Norton Rose Fulbright US LLP from 2016 to 2019 where he represented financial institutions in corporate and regulatory matters, including the Company’s initial public offering. Prior to joining Norton Rose Fulbright, Mr. Long was a partner at Bracewell LLP where he represented financial institutions in corporate and regulatory matters. Mr. Long received a bachelor’s degree in Finance from the University of Texas and graduated from the University of Texas School of Law.
Cambrea R. Merriwether.   Mrs. Merriwether has served as Senior Executive Vice President and Chief Human Resources Officer of the Bank since May 2020. She specializes in leading the Human Resources function by developing and executing human resources strategies, policies and programs in support of the overall business plan and strategic direction of the Bank. Prior to joining the Bank, Mrs. Merriwether served as the Corporate Director, Human Resources and Talent Development at Apergy, which she joined in 2016. A certified Senior Human Resources Professional with more than 20 years of comprehensive human resources experience, Mrs. Merriwether spent many years in the oil and gas and banking industries prior to joining the organization. Mrs. Merriwether is a graduate with a bachelor’s degree in International Business and Economics from Purdue University.
James L. Sturgeon.   Mr. Sturgeon has served as Senior Executive Vice President and Chief Risk Officer of the Bank since 2013. Prior to that he served as the Vice Chairman from 2011 through 2013 at VB Texas Inc., and Vista Bank. He oversees the Bank’s risk division with enterprise risk management, compliance, audit, loan review, information security, financial crimes risk and strategic planning activities. Additionally, he chairs the Bank’s risk committee and sits on various Bank level risk and governance committees. Mr. Sturgeon has over 40 years of experience in banking and graduated with a B.B.A in Finance from the University of Houston in 1973 and an M.B.A. from Southern Methodist University in 1977.
Joe F. West.   Mr. West has served as Senior Executive Vice President and Chief Credit Officer of the Bank since 2013. Mr. West joined the Bank in 2013 via the merger of CBTX and Vista Bank Texas where he was Executive Vice President and Senior Credit Officer since 2006. Prior to Vista Bank Texas, Mr. West served as Senior Credit Officer at Horizon Capital Bank in Houston. In his capacity as Chief Credit Officer he is responsible for loan asset quality, loan policy and the Bank’s loan approval process. Mr. West has over 40 years of experience in banking and graduated with a B.B.A. in Accounting from Baylor University in 1978 and is a licensed Certified Public Accountant.

EXECUTIVE COMPENSATION AND OTHER MATTERS
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Our “named executive officers,” which consist of our principal executive officer and the two other most highly compensated executive officers, are:
•
Robert R. Franklin, Jr. — Chairman, President and Chief Executive Officer

•
J. Pat Parsons — Vice Chairman

•
Robert T. Pigott, Jr. — Chief Financial Officer and Senior Executive Vice President

Summary Compensation Table
The table below shows the components of compensation of our named executive officers during the years indicated. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank.
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Stock Awards Dividends(3) ($)	Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert R. Franklin, Jr. Chairman of the Board, President and Chief Executive Officer	2021	550,000	800,000	78,843	$9,786	6,923	302,390	1,747,942
	2020	550,000	600,000	59,948	6,056	9,338	248,750	1,474,092

J. Pat Parsons Vice Chairman	2021	300,000	300,000	29,577	3,608	5,059	152,341	790,585
	2020	300,000	330,000	32,982	2,144	6,179	169,679	840,984
Robert T. Pigott, Jr. Chief Financial Officer and Senior Executive Vice President	2021	327,059	150,000	14,774	3,166	—	24,551	519,550
	2020	327,059	150,000	14,987	1,989	—	24,251	518,286

(1)
The amounts in this column represent the aggregate amount of annual discretionary cash bonuses earned by the named executive officers for 2021 and 2020 performance, respectively. For Mr. Parsons, 75% of the amount reported as 2020 was paid in February 2021 and the remaining 25% will be paid (plus interest accrued at the rate of 7% per year, 4% per year beginning January 1, 2021 compounded monthly) in February 2023 (or, if earlier, upon consummation of the merger with Allegiance) subject to his continued employment through each such date. The amounts shown as 2021 in the table above were paid in full in January 2022.

(2)
The stock awards amount reflected in the table above as 2021 compensation represents the grant date fair value of restricted stock shares granted February 1, 2022 and the stock awards amount reflected in the table above as 2020 compensation represents the grant date fair value of restricted stock shares granted February 1, 2021. As required by SEC rules, amounts in this column represent the grant date fair value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation and were calculated using the valuation assumptions for restricted stock and in the notes to the Company’s financial statements in our Annual Report on Form 10-K in “Part II. — Item 8. — Note 18. Stock-Based Compensation.” These amounts are not the actual values that may be realized by the named executive officers.

(3)
Dividends earned on unvested shares of restricted stock awards are paid (without interest) at vesting.

(4)
Nonqualified deferred compensation earnings are above-market earnings credited in 2021 and 2020 to Mr. Franklin’s and Mr. Parsons’ respective holdback discretionary bonus arrangements. Holdback bonus amounts accrued interest at the rate of 4% per year, compounded monthly, during 2021 and 7% in 2020. Mr. Franklin’s holdback bonus arrangement was credited with interest in the aggregate amounts of $10,818 and $20,181 for 2021 and 2020, respectively. Mr. Parsons’ holdback bonus arrangement was credited with interest in the aggregate amounts of $8,843 and $13,216 for 2021 and 2020, respectively

(5)
See table below for more information regarding “All Other Compensation.”

The table below provides more detail for the “All Other Compensation” in the summary compensation table above:
Name	Year	Salary Continuation(1)	Deferred Compensation(2)	401(k) Match	Life Insurance	Company Car	Club Dues	Other(3)	Total
Robert R. Franklin, Jr.	2021	$260,525	$—	$17,400	$6,401	$5,502	$11,812	$750	$302,390
	2020	203,001	—	17,100	6,401	4,659	16,839	750	248,750
J. Pat Parsons	2021	100,000	8,348	17,400	10,382	15,616	—	595	152,341
	2020	100,000	29,781	17,100	10,382	11,929	—	487	169,679
Robert T. Pigott, Jr.	2021	—	—	17,400	6,401	—	—	750	24,551
	2020	—	—	17,100	6,401	—	—	750	24,251

(1)
The amounts shown for Mr. Franklin represent the increase in the actuarial present value of his accrued benefit under his 2017 Salary Continuation Agreement for the years shown above. The amounts shown for Mr. Parsons are the cash compensation received pursuant to his employment agreement which entitles him to receive $100,000 annually for a period of 10 years upon reaching the age of 65. See discussion of these agreements below.

(2)
Represents earnings on Mr. Parsons’ deferred compensation under the frozen deferred compensation plan. See further discussion in “Deferred Compensation Arrangements under Annual Bonus Plan” below.

(3)
The amounts shown for Mr. Franklin and Mr. Pigott represent Company contributions to their respective health savings accounts. The amounts shown for Mr. Parsons represents Company payments for his home security system.

Narrative Discussion of Summary Compensation Table
General.   The primary elements of the executive compensation are base salary, discretionary cash bonuses, long-term incentive compensation in the form of equity awards, and other benefits including perquisites. The Company originally established its executive compensation philosophy and practices to fit the Company’s status as a privately held corporation and adapted its philosophy and practices following the Company’s initial public offering. The Company believes the current mix and value of these compensation elements provide its named executive officers with total annual compensation that is both reasonable and competitive within its markets, appropriately reflects the Company’s performance and the executive’s particular contributions to that performance and takes into account applicable regulatory guidelines and requirements.
Base Salary.   Each named executive officer’s base salary is a fixed component of compensation for each year for performing specific job duties and functions. The Company reviews these base salaries at the end of each year, with any adjustments implemented at the beginning of the next year. In considering whether to make adjustments to the base salary rates of the named executive officers, the board of directors considers many factors, including but not limited to (a) changes to the scope of the executive’s responsibilities, (b) the executive’s job performance, and (c) the competitive market for executive talent, as estimated based on competitive market data developed by the Company’s independent compensation consultant, publicly available information and the experience of members of the board of directors and management.

Discretionary Bonus.   Historically, the named executive officers have been awarded discretionary annual cash bonus awards after the end of each year based on an overall assessment of the Company’s performance for the year in light of overall market conditions and the individual performance of the named executive officers. The annual bonuses earned by Messrs. Franklin and Parsons have historically been paid in two installments, with 75% of the approved bonus amount paid in the first quarter of the calendar year following the year in which the bonus was earned and the remaining 25% paid (with interest accrued at the rate of 7% per year until January 1, 2021 when the rate became 4% per year) in February of the third calendar year following the year in which the bonus was earned, subject to the named executive officer’s continuing employment with the Company through such date. Mr. Franklin did not defer any of his bonus for 2020 and the 2020 bonus amount shown for Mr. Franklin in the table above was paid in February 2021. Both Messrs. Franklin and Parsons did not defer any of their bonus for 2021 and the amounts shown for 2021 in the table above were paid in January 2022.
Long-Term Incentive Compensation.   The Company believes that equity-based incentives are an effective means for aligning the interests of its executives with the interests of the Company’s shareholders and that the long-term compensation of its executive officers should be linked to the value provided to the Company’s shareholders. In addition, the Company uses stock-based compensation as a retention tool. Because the stock awards generally vest over a multi-year period, they provide executives with an ongoing incentive to continue their employment with the Company and to maximize shareholder value. Long-term stock-based incentives granted to executives for the last several years have been structured in the form of restricted stock awards. Restricted stock awards are designed to link executives’ interests with those of the Company’s shareholders because the value of the awards is based on the value of the Company’s common stock. In addition, they provide a long-term retention incentive throughout the vesting period because the restricted stock generally has value regardless of stock price volatility.
The following shares of restricted stock were granted to the named executive officers:
Name	Grant Date	Grant Date Fair Value	Number of Shares of Restricted Stock Granted
Robert R. Franklin, Jr.	2/1/2022	$29.43	2,679
	2/1/2021	$26.32	2,252
J. Pat Parsons	2/1/2022	$29.43	1,005
	2/1/2021	$26.32	1,239
Robert T. Pigott, Jr.	2/1/2022	$29.43	502
	2/1/2021	$26.32	563
Each of these awards vest in three approximately equal annual installments beginning on the date of grant, subject to the named executive officer’s continued status as an employee on each applicable vesting date. These restricted stock awards will become immediately and fully vested upon a change of control (as defined in the 2017 Plan, and which would include the consummation of the merger with Allegiance). The awards granted February 1, 2022 are considered compensation for 2021 and the awards granted February 1, 2021 are considered compensation for 2020.
Employee Retirement Benefit Plan.   The Company’s named executive officers are also each eligible to participate in its 401(k) plan, which is designed to provide retirement benefits to all eligible employees. The 401(k) plan provides employees with the opportunity to save for retirement on a tax-deferred basis and permits employees to defer between 1% and 100% of eligible compensation, subject to statutory limits. Under the 401(k) plan, the Company may make discretionary matching contributions or any additional contributions.
Deferred Compensation Arrangements under Annual Bonus Plan.   The Bank had in the past established unfunded deferred compensation arrangements with executive officers at the Bank, including Mr. Parsons, and certain other highly compensated employees who contributed to the continued growth, development and future business success of the Bank. Pursuant to these arrangements the Company contributed between 25% and 33% of each eligible participant’s incentive bonus amount into a deferred compensation account. These arrangements were frozen to new contributions in 2014. Despite the restriction on further contributions, the Company had a continuing liability under these arrangements of $1.7 million at December 31, 2021.

Mr. Parsons’ deferred compensation account continues to hold the amounts deferred prior to the freeze date, which accrued interest at an annual rate of 4% beginning January 1, 2021 compounded monthly. Mr. Parsons became fully vested in his deferred compensation arrangement on March 1, 2018. The vested balance of Mr. Parsons’ account under his deferred compensation arrangement was $137,143 at December 31, 2021.
2017 Salary Continuation Agreement.   In October 2017, the Company entered into a salary continuation agreement (the “SERP”) with Mr. Franklin. Under the SERP, Mr. Franklin will receive an annual payment for ten years commencing at age 70 (the “Normal Retirement Benefit”). The amount of the annual payment (the “Annual SERP Payment”) is determined by using reasonable actuarial assumptions to convert the SERP accrual balance (which is annually approved by the Compensation Committee and may be increased, but not decreased) into the Normal Retirement Benefit. The SERP accrual balance was $899,838 at December 31, 2021, which yields a Normal Retirement Benefit with an Annual SERP Payment of approximately $200,000. If Mr. Franklin’s employment terminates before age 70, instead of the Normal Retirement Benefit he would receive a reduced annual payment that is based on the amount of the SERP accrual balance when employment termination occurs. The reduced installment payments would not commence until the seventh month after his termination of employment, or if earlier, the month after he attains age 70. The SERP also provides for a lump-sum cash benefit (in lieu of any other SERP benefit) payable immediately after a change in control (as defined in the SERP, and which would include the consummation of the merger with Allegiance), regardless of whether Mr. Franklin’s employment also terminates. The lump-sum benefit is the amount of the SERP accrual balance as of the date of the change in control. If a change in control occurred while Mr. Franklin is receiving installment payments under the SERP, he would instead receive an immediate lump-sum payment consisting of the aggregate amount of all remaining installment payments.
Employment Agreements with Named Executive Officers
We have entered into employment agreements with each of our named executive officers. The following is a summary of the material terms of each such agreement.
Employment Agreements with Robert R. Franklin, Jr.
Prior Employment Agreement
The Company entered into an amended and restated employment agreement with Mr. Franklin on October 28, 2017 (the “prior employment agreement”), pursuant to which he serves as President and Chief Executive Officer and as Chief Executive Officer of the Bank for an initial term of five years that extends for successive one-year renewal terms unless either party gives 60-days’ advance notice of non-renewal. As consideration for these services, the prior employment agreement provides Mr. Franklin with the following compensation and benefits:
•
A minimum annual base salary of $450,000, subject to annual review by the Compensation Committee.

•
An annual cash performance bonus opportunity in the minimum amount of 25% of his base salary.

•
An award of 30,000 shares of restricted stock (subject to adjustment for any stock splits, etc.), which was granted in 2017 under the 2017 Omnibus Incentive Plan. These shares vest in five equal annual installments beginning on the first anniversary of the grant date of the award, subject to Mr. Franklin’s continuous employment through each vesting date.

•
Participation in the SERP, described above.

•
Certain severance benefits in the event of a qualifying termination of employment (including in connection with a change in control). See “— Potential Payments upon a Termination of Employment or a Change in Control.”

•
Certain other employee benefits and perquisites, including a company-provided car and reimbursement of country club dues.

Pursuant to the prior employment agreement, Mr. Franklin will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.
New Employment Agreement
On March 17, 2022, in connection with the proposed merger with Allegiance, we entered into a new employment agreement (the “Franklin new employment agreement”) with Robert R. Franklin, Jr., to be effective at the effective time of the merger. Until the effective time of the merger, Mr. Franklin’s employment with the Company and the Bank will continue to be governed by the terms of his prior employment agreement described above. At the effective time of the merger, the Franklin new employment agreement will supersede and replace the Mr. Franklin’s prior employment agreement. If the merger agreement terminates for any reason without consummation of the merger, then the Franklin new employment agreement will be null and void and of no force or effect.
Position; Term.   During the term of the Franklin new employment agreement, Mr. Franklin will serve as Chief Executive Officer of the combined company and will serve as Executive Chairman of the combined bank. Mr. Franklin will serve in such roles for a term commencing at the effective time of the merger and ending on the third anniversary of the effective time of the merger, subject to successive one-year renewals unless either party gives the other notice of non-renewal at least 60 days before the expiration of the then-applicable term.
Compensation.   The combined bank will pay Mr. Franklin a base salary of $645,000 per year, and he will be eligible to receive an annual incentive bonus in the target amount of 85% of his base salary (prorated for the any partial calendar year following the effective time of the merger). For each calendar year that begins after the effective time of the merger, Mr. Franklin will be eligible to receive an equity award(s) under the combined company’s equity plan with a grant date fair market value of no less than 125% of his base salary as of March 1 of such calendar year.
Benefits.   Mr. Franklin will be entitled to participate in the combined bank’s retirement, incentive and welfare benefit plans available to other senior executive officers of the combined bank similarly situated to Mr. Franklin, and on a basis not less favorable than that provided to such senior executive officers, subject to eligibility requirements and terms and conditions of each such plan. Mr. Franklin will become a participant in the Allegiance Severance Plan with a severance multiplier of three. Mr. Franklin will also receive use of a company-provided automobile.
Closing Date Equity Award.   Mr. Franklin will receive an equity award within 35 days of the closing of the merger having a target value of $550,000. The target value will be converted into a mix of 50% time-based restricted stock and 50% performance-based restricted stock. The time-based restricted stock will vest 33-1/3% per year on the first, second, and third anniversaries of the date on which the merger occurs, subject to Mr. Franklin’s continued employment through each such vesting date. Unvested time-based restricted stock will fully vest upon Mr. Franklin’ termination by the combined bank without cause, his resignation for good reason, or his termination due to his death or disability (as such terms are defined in the Franklin new employment agreement). The number of shares that may be earned by Mr. Franklin under the performance-based restricted stock award will range from 0% to 300% of the target number of shares depending on the combined company’s and the combined bank’s performance during the three-year performance period following the merger. The shares of performance-based restricted stock that are earned by Mr. Franklin will vest on the third anniversary of the merger, subject to Mr. Franklin’s continued employment through such vesting date. If Mr. Franklin’s employment with the combined bank ends before the third anniversary of the merger due to his involuntary termination by the combined bank without cause, his resignation for good reason, or his termination due to his death or disability (as such terms are defined in the Franklin new employment agreement), Mr. Franklin will be deemed to have satisfied the service-vesting condition with respect the shares of performance-based restricted stock, and the shares of performance-based restricted stock will become earned or forfeited by Mr. Franklin at the end of the performance period based on actual performance.
Severance Benefits.   Upon termination of Mr. Franklin’s employment with the combined bank for any reason after the effective time of the merger, Mr. Franklin is entitled to all accrued compensation, as provided for under the terms of the Franklin new employment agreement. If Mr. Franklin’s employment with the combined bank ends at any time during the term of his employment agreement due to (i) termination by the combined bank without cause (as defined in the Franklin new employment agreement), (ii) Mr. Franklin’s resignation for good reason (as defined in the Franklin new employment agreement), (iii) Mr. Franklin’s disability (as defined in the Franklin new employment agreement), or (iv) the combined bank’s non-renewal of the term of Mr. Franklin’s employment agreement, then, in addition to the accrued compensation, Mr. Franklin shall, subject to the terms of the Franklin new employment agreement, be entitled to receive, in each case in accordance with the terms and conditions of the Franklin new employment agreement, (A) a lump sum cash amount equal to the greater of $1.5 million or two (2) times Mr. Franklin’s base salary (the “cash severance payment”), (B) a pro rata of the incentive bonus, if any, that Mr. Franklin would have earned for the calendar year in which the date of termination of his employment occurs based on achievement of the applicable performance goals for such year at target, and (C) a lump sum in cash in an amount equal to eighteen (18) months of the full monthly cost of premiums for certain health care benefits. Mr. Franklin will also be deemed to have satisfied all service-based vesting conditions with respect to any unvested and outstanding equity awards on his termination date that were granted more than one year before his termination date. Mr. Franklin’s vested performance-based equity awards (including any such performance-based equity awards that vest in connection with Mr. Franklin’s termination) will remain outstanding and will be earned or forfeited by Mr. Franklin based on actual performance through the end of the applicable performance period. Such severance payments are subject to Mr. Franklin’s execution of a separation and release agreement in a customary form prescribed by the combined bank and Mr. Franklin’s compliance with the restrictive covenants of the Franklin new employment agreement. If Mr. Franklin’s termination of employment entitles him to severance payments and benefits under the Allegiance Severance Plan, then any severance payments or benefits payable under the Allegiance Severance Plan will be reduced by the amounts payable as severance under the Franklin new employment agreement.
Restrictive Covenants.   The Franklin new employment agreement also contains a non-compete agreement, non-solicit agreement, confidentiality agreement, and other customary restrictive covenants. The non-compete agreement will apply within a fifty (50) mile radius of any combined bank office, branch, loan production office, or deposit production office that existed at any time during the non-compete period or exists as of the date of Mr. Franklin’s termination of employment and will be effective from the date of the agreement through the date that is two (2) years after the date of Mr. Franklin’s termination of employment with the combined bank. The non-solicit agreement runs through the date that is two (2) years after the date of Mr. Franklin’s termination of employment with the combined bank at any time.
Employment Agreement with J. Pat Parsons
The Company entered into an employment agreement with Mr. Parsons on May 21, 2008 (which was amended on December 30, 2008 and March 6, 2013), pursuant to which he serves as the Vice Chairman of the Company’s board of directors and as Vice Chairman of the board of directors of the Bank. The employment agreement provides for an initial term of five years and automatically renews each year. Pursuant to the employment agreement, Mr. Parsons is entitled to an annual base salary of $300,000, subject to annual review by the board of directors, and is eligible to receive a discretionary bonus payment for each year. Mr. Parsons is also eligible to receive employee benefits, fringe benefits, and perquisites in accordance with the employment agreement. In addition, Mr. Parsons’ employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a “change in control” of the Company. See “— Potential Payments upon a Termination of Employment or a Change in Control.” Pursuant to the employment agreement, Mr. Parsons is eligible to receive an additional annual payment of $100,000 for a period of 10 years upon reaching the age of 65, subject to certain restrictions. These annual payments began in 2014 and are scheduled to end in 2023.
Employment Agreement with Robert T. Pigott, Jr.
The Company entered into an employment agreement with Mr. Pigott on March 6, 2013 (the “Pigott prior employment agreement”), pursuant to which he serves as the Company’s Chief Financial Officer and the Chief Financial Officer of the Bank. The Pigott prior employment agreement provides for an initial term of five years and automatic renewals thereafter for successive one-year terms, unless either party provides notice of non-renewal at least 60 days prior to the renewal date. Pursuant to the Pigott prior employment agreement Mr. Pigott is entitled to an annual base salary of $225,000, subject to annual review by the board of directors, and is eligible to receive a discretionary bonus payment for each year. Mr. Pigott is also eligible to receive employee benefits, fringe benefits, and perquisites in accordance with the Pigott prior employment agreement. In addition, the Pigott prior employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “— Potential Payments upon a Termination of Employment or a Change in Control.”
Potential Payments upon a Termination of Employment or a Change in Control
Below we have described the severance and other change in control benefits to which our named executive officers would be entitled upon a termination of employment and in connection with a change in control.
Termination of Employment without Cause or Resignation with Good Reason
The employment agreements with each of our named executive officers provide for severance benefits if we terminate the executive without “cause” or the executive resigns with “good reason” (as each of those terms is defined in the applicable employment agreement), which circumstances we refer to as a “qualifying termination of employment.” The terms set forth below describe Mr. Franklin’s prior employment agreement and Mr. Pigott’s prior employment agreement. If the merger is consummated, the terms set forth below will not apply and Mr. Franklin and Mr. Pigott and the Company will be subject to the terms of the Franklin new employment agreement and the Pigott CIC severance agreement (as defined below), respectively, to the extent applicable.
Upon a qualifying termination of employment, the executive will be entitled to the following payments and benefits under his employment agreement:
•
an amount equal to the accrued but unpaid base salary and unused vacation pay, which we refer to as the “accrued obligations”;

•
a lump sum cash payment consisting of $1,500,000 for Mr. Franklin (unless termination occurs during the 27-month period that begins three months prior to a change in control); 100% of one year’s annual base salary for Mr. Parsons (unless termination occurs due to change in control); and $550,000 for Mr. Pigott;

•
pro-rata portion of the executive’s annual bonus, except for Mr. Parsons, which we refer to as the “unpaid incentive payment”;

•
medical benefits coverage for Mr. Franklin and Mr. Pigott and their dependents for 18 months and 24 months, respectively, following the date of termination of employment, and medical benefits coverage for Mr. Parsons and his dependents for the lesser of the period of time that the employment agreement would have been in effect, or 12 months, which we refer to as the “health and welfare benefits”; and

•
Mr. Franklin will fully vest in all outstanding unvested equity awards that would have vested based solely on Mr. Franklin’s continued employment (i.e., all time-based equity awards).

Change in Control
Mr. Franklin
Pursuant to his prior employment agreement, if Mr. Franklin is terminated by the Company or the Bank other than for “cause” or he resigns for “good reason” (as each of those terms is defined in Mr. Franklin’s prior employment agreement) during the 27-month period that begins three months prior to a “change in control” (as such term is defined in Mr. Franklin’s prior employment agreement, and which would include consummation of the merger with Allegiance) and ends 24 months following such change in control, then, in lieu of the $1,500,000 cash severance payment otherwise payable to him, Mr. Franklin will be entitled to receive a cash severance payment equal to the greater of (a) $1,500,000 or (b) the amount equal to three times the sum of his then-current base salary and target annual bonus for the calendar year in which the termination occurs.

In addition, under the terms of his SERP, upon a change in control (which, as defined in his SERP would include consummation of the merger with Allegiance), Mr. Franklin is entitled to receive a lump-sum cash payment (in lieu of any other SERP benefit) in the amount of the Bank’s liability accrual balance in respect of the SERP. This amount is payable immediately after the change in control, regardless of whether Mr. Franklin’s employment also terminates.
Mr. Parsons
Under his employment agreement, Mr. Parsons is entitled to a lump sum cash payment in an amount equal to 100% of one year’s base salary upon termination without “cause” (as such term is defined in Mr. Parsons’ employment agreement) or if he resigns with “good reason” (as such term is defined in the employment agreement) unless the termination occurs during the 180-day period immediately following a “change in control” of the Company (as that term is defined in the employment agreement, which would include consummation of the merger with Allegiance), in which case Mr. Parsons will be entitled to receive a lump sum cash payment in an amount equal to 150% of one year’s base salary.
Change in Control Severance Agreement with Robert T. Pigott, Jr.
On March 17, 2022, in connection with the proposed merger, we entered into a Change in Control Severance Agreement with Robert T. Pigott, Jr. (the “Pigott CIC severance agreement”). The Pigott CIC severance agreement provides for severance compensation in the event that Mr. Pigott’s employment is terminated without cause (as defined in the Pigott CIC severance agreement), Mr. Pigott resigns for good reason (as defined in the Pigott CIC severance agreement), or Mr. Pigott’s employment ends due to his death or disability, in each case at any time during the period that begins on the date of the agreement and ends eighteen (18) months following the effective time of the merger. The severance compensation provided to Mr. Pigott following a qualifying termination is as follows: (i) a cash severance payment in the amount equal to $960,000; (ii) a lump sum payment of Mr. Pigott’s pro-rated annual bonus for the year of termination, with the amount determined based on actual performance for the year of termination; (iii) accelerated vesting of all outstanding equity awards, assuming for this purpose target-level performance for any performance-based equity awards; (iv) a lump sum payment in cash equal to twenty-four (24) times the full monthly cost of premiums Mr. Pigott would pay in the first calendar month immediately following the calendar month that includes his date of termination if he timely elected to continue such coverage under COBRA; and (v) termination of Mr. Pigott’s non-competition agreement (as set forth in Mr. Pigott’s employment agreement with the Bank) upon the date of his qualifying termination. Severance payable to Mr. Pigott under the Pigott CIC severance agreement, if applicable, is (x) in lieu of and not in addition to any severance payable to Mr. Pigott under his employment agreement with the Bank, and (y) subject to Mr. Pigott’s execution and non-revocation of a release and waiver of claims and his compliance with the applicable restrictive covenants.
Mr. Pigott’s CIC severance agreement also contains a non-solicit agreement, a non-disparagement agreement, and other customary restrictive covenants. The non-solicit agreement, which applies only if Mr. Pigott receives the severance compensation, runs from the effective time of the merger through the date that is one (1) year after the date of Mr. Pigott’s termination of employment.
If the merger agreement terminates for any reason without consummation of the merger, then the Pigott CIC severance agreement will be null and void and of no force or effect.
Outstanding Equity Awards at Fiscal Year End
The outstanding equity awards held by each of our named executive officers at December 31, 2021 are shown in the table below. Narrative disclosure regarding the Company’s equity compensation plans are set forth following this table.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Name	Exercisable	Unexercisable
Robert R. Franklin, Jr.	—	—	—	—	—	6,000(2)	174,000	—	—
	—	—	—	—	—	889(3)	25,781	—	—
	—	—	—	—	—	2,174(4)	63,046	—	—
	—	—	—	—	—	2,252(5)	65,308	—	—
J. Pat Parsons	—	—	—	—	—	2,000(2)	58,000	—	—
	—	—	—	—	—	611(3)	17,719	—	—
	—	—	—	—	—	1,195(4)	34,655	—	—
						1,239(5)	35,931
Robert T. Pigott Jr.	—	—	—	—	—	2,000(2)	58,000	—	—
	—	—	—	—	—	222(3)	6,438	—	—
	—	—	—	—	—	543(4)	15,747	—	—
	—	—	—	—	—	563(5)	16,327	—	—

(1)
Market value of shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing market price of our common stock on December 31, 2021, which was $29.00.

(2)
Shares of restricted stock awarded under the 2017 Plan on November 7, 2017, which vest in equal increments on an annual basis over a five-year period.

(3)
Shares of restricted stock awarded under the 2017 Plan on February 1, 2019, which vest in approximately equal increments on an annual basis over a three-year period.

(4)
Shares of restricted stock awarded under the 2017 Plan on February 1, 2020, which vest in approximately equal increments on an annual basis over a three-year period.

(5)
Shares of restricted stock awarded under the 2017 Plan on February 1, 2021, which vest in approximately equal increments on an annual basis over a three-year period.

VB Texas, Inc. 2006 Stock Option Plan
In connection with the merger with VB Texas, Inc., the Company assumed the VB Texas, Inc. 2006 Stock Option Plan (the “2006 Plan”), and each outstanding option thereunder at the effective time of the merger to acquire shares of VB Texas, Inc. common stock was converted into an option to purchase the Company’s common stock equal to the number of shares of VB Texas, Inc. common stock into which such options were exercisable immediately before the effective time multiplied by an exchange ratio. All of these options under the 2006 Plan became fully vested and immediately exercisable at the time of the merger with VB Texas, Inc. As of December 31, 2021, there were options outstanding to acquire 35,560 shares of the Company’s common stock under the 2006 Plan. The 2006 Plan expired on October 25, 2016, and no additional options may be granted under its terms.
CBFH, Inc. 2014 Stock Option Plan
In May 2014, our board of directors adopted the Company’s 2014 Stock Option Plan (the “2014 Plan”), which was approved by our shareholders in May 2014. The 2014 Plan was adopted to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees and to promote the success of the Company’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase this interest, by permitting them to receive options to purchase shares of common stock of the Company. The 2014 Plan provides for the issuance of up to 1,127,200 shares of our common stock pursuant to options granted under the plan. At December 31, 2021, there were options outstanding to acquire 156,000 shares of our common stock under the 2014 Plan. Although the Company has not issued any options under the 2014 Plan since 2017, 963,200 shares were available for future grant at December 31, 2021.
CBTX, Inc. 2017 Omnibus Incentive Plan
In September 2017, the Company’s shareholders approved the 2017 Plan, which was previously approved by the board of directors. The purposes of the 2017 Plan are to provide additional incentives to selected officers, employees, non-employee directors and consultants and to attract and retain competent and dedicated persons whose efforts will impact the Company’s long-term growth and profitability. The 2017 Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, stock bonuses, other stock-based awards and cash awards. The 2017 Plan reserved 600,000 shares of the Company’s common stock for issuance and at December 31, 2021, 276,000 shares of the Company’s common stock were available for further issuance under this reservation. At December 31, 2021, 85,813 shares of restricted stock were outstanding under the 2017 Plan.
CBTX, Inc. 2022 Omnibus Incentive Plan
At the Company’s special meeting on May 24, 2022, the Company’s shareholders approved the CBTX, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”), which was previously approved by the board of directors. The 2022 Plan will become effective, if at all, upon the closing of the merger. If the merger agreement is terminated prior to the consummation of the merger, the 2022 Plan will not become effective.
The Company currently maintains the 2017 Plan and the 2014 Plan (the “Prior CBTX Plans”) and Allegiance maintains the Allegiance Bancshares, Inc. 2019 Amended and Restated Stock Awards and Incentive Plan, the Allegiance Bancshares, Inc. 2015 Amended and Restated Stock Awards and Incentive Plan, and the Post Oak Bancshares, Inc. Stock Option Plan (the “Prior Allegiance Plans”, and together with the Prior CBTX Plans, the “Prior Plans”). In connection with the merger, the Company will assume the Prior Allegiance Plans and all stock option awards outstanding under the Prior Allegiance Plans. If the 2022 Plan becomes effective, the Company will not grant any future awards under the Prior Plans, but all awards under the Prior Plans that are outstanding as of the effectiveness of the 2022 Plan will continue to be governed by the terms, conditions and procedures set forth in the Prior Plans and any applicable award agreement, as those terms may, in the case of stock options issued and outstanding under the Prior Allegiance Plans immediately prior to the merger, be equitably adjusted in connection with the merger.
The purpose of the 2022 Plan is to provide an additional incentive to selected officers, employees, non-employee directors and consultants of the combined company and its subsidiaries whose contributions are essential to the growth and success of the combined company’s business, and to attract and retain competent and dedicated persons whose efforts will contribute to and promote the long-term growth and profitability of the combined company. The aggregate number of shares of the combined company’s common stock that will be available for issuance under the 2022 Plan will be 2,000,000. The 2022 Plan provides that the Company may grant stock options, SARs, restricted stock, RSUs, stock bonuses, other stock-based awards, cash awards, performance awards or any combination of the foregoing.
Director Compensation
We pay our directors annual retainers and fees based on their participation in board meetings held throughout the year. In addition, the Company pays annual retainers and fees based on participation in committee meetings as described below.
The following table sets forth compensation paid or earned during 2021 to each of the directors other than Robert R. Franklin, Jr. and J. Pat Parsons, whose compensation is described above in “Summary

Compensation Table.” The table also includes compensation earned by each director that is attributable to their service as a director of the Bank.
Name	Fees Earned or Paid in Cash($)(1)	StockAwards($)(2)	All Other Compensation($)(3)	Total Compensation($)
Michael A. Havard	54,150	51,493	695	106,338
Tommy W. Lott	41,575	51,493	695	93,763
Glen W. Morgan	32,200	51,493	695	84,388
Joe E. Penland, Sr.	39,650	51,493	695	91,838
Reagan A. Reaud	42,500	51,493	695	94,688
Joseph B. Swinbank	49,150	51,493	695	101,338
Sheila G. Umphrey	29,750	51,493	695	81,938
John E. Williams, Jr.	36,950	51,493	695	89,138
William E. Wilson, Jr.	43,250	51,493	695	95,438

(1)
Annual retainers and fees earned for serving on the Board of Directors and committees.

(2)
Taxable gain related to restricted stock awards which were granted February 1, 2021 and vested December 31, 2021.

(3)
All other compensation represents dividends earned on unvested shares of restricted stocks, which are paid (without interest) at vesting.

Directors are also entitled to the protection provided by the indemnification provisions in our amended and restated certificate of formation and amended and restated bylaws, and, to the extent they are directors of the Bank, the articles of association and bylaws of the Bank.
Non-employee directors are compensated as follows:
•
Each non-employee director receives an annual base retainer of $20,000, with 50% payable in March and 50% payable in December, subject in each case to the director attending at least 75% of the board meetings during the applicable period (or portion of such period during which the individual is a non-employee director). In addition, each director will receive a fee of $750 for each board meeting the director attends (whether in-person or by telephone or other electronic means).

•
The chair of the Audit Committee receives an annual retainer of $10,000 and the other members of the Audit Committee will receive annual retainers of $7,500, in each case subject to the director attending at least 75% of the Audit Committee meetings during the applicable period (or portion of such period during which the director is the chair or member of the Audit Committee , as applicable). In addition, each member of the Audit Committee will receive a fee of $500 for each Audit Committee meeting the director attends (whether in-person or by telephone or other electronic means).

•
The chair of the Compensation Committee receives an annual retainer of $7,500 and the other members of the Compensation Committee will receive annual retainers of $2,500, in each case subject to the director attending at least 75% of the Compensation Committee meetings during the applicable period (or portion of such period during which the director is the chair or member of the Compensation Committee , as applicable). In addition, each member of the Compensation Committee will receive a fee of $450 for each Compensation Committee meeting the director attends (whether in-person or by telephone or other electronic means).

•
The chair of the Corporate Governance and Nominating Committee receives an annual retainer of $5,000 and the other members of the Corporate Governance and Nominating Committee receive annual retainers of $2,500, in each case subject to the director attending at least 75% of the Corporate Governance and Nominating Committee meetings during the applicable period (or portion of such period during which the director is the chair or member of the Corporate Governance and Nominating Committee, as applicable). In addition, each member of the Corporate Governance and Nominating Committee receives a fee of $350 for each Corporate Governance and Nominating Committee meeting the director attends (whether in-person or by telephone or other electronic means).
•
Each director receives an annual award of restricted stock having a target value of $47,500 (prorated for new directors based on the date of appointment). The directors were awarded 1,783 shares each on February 1, 2021 and 1,591 shares on February 1, 2022. The restricted stock awards vest on December 31 in the year granted, subject to the director’s continuing service with the Company or any of its subsidiaries through the applicable vesting date. If a change of control (as defined in the 2017 Plan, and which would include consummation of the merger with Allegiance) occurs before December 31, 2022, then the director would receive accelerated prorated vesting with respect to the director’s February 1, 2022 restricted stock award based on the number of calendar days that elapsed between January 1, 2022 and the date on which such change in control occurs.

Compensation Policies and Practices and Risk Management
We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.
Compensation Committee Interlocks and Insider Participation
None of our executive officers served as (a) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (b) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.
During the year ended December 31, 2021, the members of the Compensation Committee were Messrs. Michael A. Havard (Chairman), Tommy W. Lott, Joe E. Penland, Sr., Joseph B. Swinbank and Reagan A. Reaud. None of the members of the Compensation Committee (a) was an officer or employee of the Company or its subsidiary in 2021, (b) was formerly an officer or employee of the Company or its subsidiary or (c) had any relationship that required disclosure under our Annual Report on Form 10-K, “Item 13. Certain Relationships and Related Person Transactions and Director Independence — Certain Relationships and Related Person Transactions.”
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021.
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining available for Future Issuance Under Equity Compensation Plans (excluding column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders(1)	156,000	$18.95	1,239,200
Equity compensation plans not approved by shareholders	—	—	—
Total	156,000	$18.95	1,239,200

(1)
The number of shares available for future issuance includes 276,000 shares available under the Company’s 2017 Omnibus Incentive Plan and 963,200 shares available under the Company’s 2014 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain of the Company’s officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or the Company in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to the Company, and do not involve more than normal risk of collectability or present other features unfavorable to the Company. Loans and deposits the Bank has with these parties have been made and accepted in compliance with applicable regulations and written policies. The Company expects to continue to have such transactions on similar terms and conditions with such officers, directors, shareholders and their affiliates in the future. See our Annual Report on Form 10-K, “Item 8. Financial Statements and Supplementary Data-Note 12: Related Party Transactions” for information regarding related party loans and deposits.”
Transactions by the Company with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). See our Annual Report on Form 10-K, “Item 1. Business-Supervision and Regulation-Restrictions on Transactions with Affiliates and Insiders.”
The Company has adopted policies to comply with these regulatory requirements and restrictions, such as a written Related Person Transactions Policy which provides that any related person transaction is generally prohibited unless the Audit Committee determines that such transaction is fair to the Company and, if necessary, the Company has developed an appropriate plan to manage any conflicts of interest.
BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK BY MANAGEMENT AND
PRINCIPAL SHAREHOLDERS OF THE COMPANY
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of May 16, 2022, by (1) each director, director nominee and named executive officer of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company’s common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person, subject to applicable community property laws.
Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. Unless otherwise noted, the address for each director and named executive officer listed in the table below is c/o CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Directors and Named Executive Officers:
Robert R. Franklin, Jr.	276,169(2)	1.12%
J. Pat Parsons	127,412(3)	*
Michael A. Havard	48,334(4)	*
Tommy W. Lott	225,534(5)	*
Glen W. Morgan	1,224,334(6)	4.98%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Joe E. Penland, Sr.	1,422,824(7)	5.78%
Reagan A. Reaud	4,961(8)	*
Joseph B. Swinbank	263,894(9)	1.07%
Sheila G. Umphrey	1,224,414(10)	4.98%
John E. Williams, Jr.	1,232,014(11)	5.01%
William E. Wilson, Jr.	81,622(12)	*
Robert T. Pigott, Jr.	65,847(13)	*
Directors and Executive Officers as a group (18 persons)	6,419,672(14)	26.03%
Principal Shareholders – 5% Security Holders
BlackRock, Inc.	1,333,937(15)	5.42%
FJ Capital Management	1,305,387(16)	5.31%

*
Represents beneficial ownership of less than 1%.

(1)
Percentages are based on 24,606,286 shares of common stock issued and outstanding at May 16, 2022. For purposes of computing the percentage of outstanding shares of common stock held by any individual listed in this table, any shares of common stock that such person has the right to acquire pursuant to the exercise of a stock option that are exercisable or will vest within 60 days of May 16, 2022 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person..

(2)
Includes (i) 264,902 shares held by Mr. Franklin individually and (ii) 11,267 shares outstanding pursuant to restricted stock awards. Mr. Franklin has pledged 101,600 shares as collateral to secure outstanding debt obligations.

(3)
Includes (i) 41,597 shares held by Mr. Parsons individually, (ii) 81,387 shares held jointly by Mr. Parsons and his spouse and (iii) 4,428 shares outstanding pursuant to restricted stock awards.

(4)
Includes (i) 46,743 shares held by Mr. Havard individually and (ii) 1,591 shares outstanding pursuant to restricted stock awards.

(5)
Includes (i) 223,943 shares held by Mr. Lott individually and (ii) 1,591 shares outstanding pursuant to restricted stock awards.

(6)
Includes (i) 581,717 shares held by Mr. Morgan individually, (ii) 641,026 shares held by the Grace Trust of which Mr. Morgan serves as the trustee and (iii) 1,591 shares outstanding pursuant to restricted stock awards.

(7)
Includes (i) 480,927 shares held by Mr. Penland individually, (ii) 215,670 shares held by the Penland Foundation of which Mr. Penland serves as the trustee, (iii) 724,636 shares held by Tram Road Partners LP of which Mr. Penland is the trustee and (iv) 1,591 shares outstanding pursuant to restricted stock awards. Tram Road Partners LP has pledged 724,636 shares as collateral to secure outstanding debt obligations.

(8)
Includes (i) 2,870 shares held by Mr. Reaud individually, (ii) 500 shares held by Reaud Holdings LLC and (iii) 1,591 shares outstanding pursuant to restricted stock awards.

(9)
Includes (i) 160,703 shares held by Mr. Swinbank individually, (ii) 101,600 shares held by the JBS/STS Grandchildren’s Trust of which Mr. Swinbank has voting power and (iii) 1,591 shares outstanding pursuant to restricted stock awards.

(10)
Includes (i) 611,412 shares held by Ms. Umphrey individually, (ii) 611,411 shares held jointly by the Thomas Walter Umphrey Estate, of which Ms. Umphrey has voting authority for these shares as co-executor of the estate and (iv) 1,591 shares outstanding pursuant to restricted stock awards.

(11)
Includes (i) 1,230,643 shares held by Mr. Williams individually and (ii) 1,591 shares outstanding pursuant to restricted stock awards. Mr. Williams has pledged 608,000 shares as collateral to secure outstanding debt obligations.

(12)
Includes (i) 44,031 shares held by Mr. Wilson individually, (ii) 24,000 shares held by Mr. Wilson’s individual retirement account, (iii) 12,000 shares held by the Caldwell McFadden Mineral Trust of which Mr. Wilson serves as the trustee and (iv) 1,591 shares outstanding pursuant to restricted stock awards.

(13)
Includes (i) 32,646 shares held by Mr. Pigott’s individual retirement account, (ii) 30,053 shares held by Mr. Pigott individually and (iii) 3,148 shares outstanding pursuant to restricted stock awards.

(14)
Includes (i) 6,311,740 shares held by the directors and executive officers, (ii) 55,240 shares issuable upon the exercise of stock options within 60 days of May 16, 2022, and (iii) 52,692 shares outstanding pursuant to restricted stock awards. Individuals in this group have separately pledged a total of 1,434,236 shares as collateral to secure outstanding.

(15)
Based solely on information reported on a Schedule 13G filed with the SEC on February 7, 2022 by or on behalf of BlackRock, Inc. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 1005.

(16)
Based solely on information reported on a Schedule 13G filed with the SEC on February 10, 2022 by or on behalf of FJ Capital Management, LLC. The address of FJ Capital Management, LLC is 7901 Jones Branch Drive, Suite 210, McLean, VA 22102.

AUDIT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.
The Audit Committee oversees the Company’s financial reporting process on behalf of the board. Management has the primary responsibility for preparing the Company’s financial statements and the reporting process, including developing, maintaining and evaluating the Company’s internal control over financial reporting in accordance with generally accepted accounting principles, or GAAP. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2021, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee discussed with Grant Thornton LLP their audit of the Company’s 2021 financial statements, including the Company’s internal control over financial reporting. During 2021, the Audit Committee met with Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, (“PCAOB”), and the SEC and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with Grant Thornton LLP the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from Grant Thornton LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors’ independence and concluded that the auditor’s independence had been maintained.
Based on its review and discussions noted above, the Audit Committee recommended to the Company’s board that the audited financial statements be included in the annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2021.
The Audit Committee of the Board of Directors
William E. Wilson, Jr. (Chairman)
Michael A. Havard
Reagan A. Reaud
Joseph B. Swinbank

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2023 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company’s principal executive office no later than January 31, 2023. Any such proposal must comply with the requirements of Rule 14a-8.
In addition, our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of any business to be considered at our 2023 annual meeting of shareholders, no earlier than March 1, 2023 and no later than March 31, 2023. Additionally, for nominations of persons for election to the board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below, not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. The Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than January 30, 2023 and no later than March 1, 2023.
However, in the case of shareholder proposals and shareholder nominations, if the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then the notice must be received no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. All notices to us must also provide certain information set forth in the Company’s bylaws. A copy of the Company’s bylaws may be obtained upon written request to the Secretary of the Company.
Shareholder proposals and nominations should be submitted to the Corporate Secretary of the Company and the Chairman of the Corporate Governance and Nominating Committee of CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046, Attn: Corporate Secretary.
OTHER MATTERS
The board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.
You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

ANNEX A
FORM OF CERTIFICATE OF AMENDMENT
TO THE
FIRST AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
CBTX, INC.
This Certificate of Amendment is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code.
ARTICLE I
ENTITY INFORMATION
The name of the filing entity is CBTX, Inc. (the “Corporation”). The Corporation is a for-profit corporation. The file number issued to the Corporation by the Secretary of State is 800765321. The date of formation of the Corporation was January 26, 2007.
ARTICLE II
AMENDMENTS
Article I of the First Amended and Restated Certificate of Formation is hereby amended and restated in its entirety to read as follows:
“The name of the corporation is Stellar Bancorp, Inc. (the “Corporation”). The Corporation is a for-profit corporation. The file number issued to the Corporation by the Secretary of State is 800765321. The date of formation of the Corporation was January 26, 2007.”
ARTICLE III
STATEMENT OF APPROVAL
The amendment to the certificate of formation has been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the Corporation.
ARTICLE IV
EFFECTIVENESS OF FILING
This Certificate of Amendment becomes effective when filed by the Secretary of State.
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.
Date: , 2022	CBTX, INC.
By:
Name:
Title:

A-1

CBTX, INC.Annual Meeting of ShareholdersJune 29, 2022, at 10:00 a.m. Central TimeThis Proxy is solicited on behalf of theBoard of Directors of CBTX, Inc.The undersigned shareholder(s) hereby appoints Robert R. Franklin, Jr. and J. Pat Parsons, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and hereby authorizes them, and each of them, to represent and to vote, with all powers that the undersigned would possess if personally present, all of the shares of common stock, par value $0.01 per share, of CBTX, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 5999 Delaware Street, Beaumont, Texas 77706, on June 29, 2022, at 10:00 a.m. Central Time and at any adjournment or postponement thereof (the “Annual Meeting of Shareholders”), in accordance with the directions contained in this proxy card, and in their discretion on any other matters which may properly come before the Annual Meeting of Shareholders. The undersigned hereby revokes all appointments of proxy previously given to vote at the Annual Meeting of Shareholders. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the Proxy Statement.THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED,
WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement is available at http://viewproxy.com/CBTX/2022

Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE (“FOR”) PROPOSALS 1, 2, 3 AND 4. For Against Abstain 1. Election of Class I Directors: Nominees: 01 Robert R. Franklin, Jr. 02 J. Pat Parsons 03 Michael A. Havard 04 Tommy W. Lott 2. To approve an amendment to the Company’s First Amended and Restated Certificate of Formation to change the name of the Company from CBTX, Inc. to Stellar Bancorp, Inc. (the “Name Change Proposal”); 3. To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2022; and 4. To adjourn the Company’s annual meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there are not sufficient votes to approve the Name Change Proposal or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to holders of the Company’s common stock. For Withheld For Against Abstain Date: ___________________________________________________________ ________________________________________________________________ Signature ________________________________________________________________ Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person. Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) CONTROL NUMBER t t PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit Control Number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.fcrvote.com/CBTX Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on June 28, 2022. TELEPHONE Vote Your Proxy by Phone: Call 1-866-402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Votes submitted by telephone must be received by 11:59 p.m., Eastern
Time, on June 28, 2022. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.